UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2026

ThredUp Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40249	26-4009181
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

969 Broadway, Suite 200 Oakland, California	94607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 402-5202
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	TDUP	The Nasdaq Stock Market LLC
Long-Term Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2026, ThredUp Inc. (the “Company”) together with certain of its subsidiaries as co-borrowers (collectively with the Company, the “Borrowers”) entered into that certain Amendment No. 2 to Second Amended and Restated Loan and Security Agreement (the “Amendment”) with the lenders party thereto (the “Lenders”) and Western Alliance Bank, as agent (the “Agent”).

The Amendment amends that certain Second Amended and Restated Loan and Security Agreement, dated July 14, 2022, between the Borrowers, the Lenders and the Agent (as amended, the “Loan Agreement”), to, among other things, reduce the aggregate commitment under “Term B Loan” facility provided by the Loan Agreement from $22,500,000 to $10,000,000. No amounts have been borrowed under the Term B Loan facility. The Amendment also extends the Loan Agreement maturity from July 14, 2027 to July 10, 2030, and the Amendment also changes the reference interest rate on any outstanding principal amount from the Wall Street Journal Prime Rate to the secured overnight financing rate, subject to 2.50% per annum floor (“Term SOFR”). The new interest rate is set at Term SOFR plus an applicable margin of 3.25% per annum. In addition, the amortization of the “Term A Loan Facility” provided by the Loan Agreement was modified so that only interest on, and no principal of, the Term A Loan will be payable until January 10, 2028.

In addition, the Amendment modifies the financial covenants in the Loan Agreement, by (i) eliminating a minimum fixed charge coverage ratio maintenance covenant, (ii) requiring the Borrowers to maintain an RML (as defined in the Loan Agreement) calculated based upon cash divided by an amount equal to (a) the Company’s trailing 3-month EBITDA (as defined in the Loan Agreement) less (b) the trailing 3-month principal payments on the term loans outstanding under the Loan Agreement, or at least 12.0, measured quarterly (or monthly if certain minimum cash thresholds are not met), and (iii) Specified Cash (as defined in the Loan Agreement) based upon unrestricted cash held at Agent, of not less than the total outstanding principal amount of the term loans under the Loan Agreement, measured at the end of each business day.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 with respect to the Amended Loan Agreement is included in Item 1.01 hereof and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THREDUP INC.

Date: February 3, 2026	By:	/s/ Sean Sobers
Sean Sobers
Chief Financial Officer